GAIN Capital Announces Monthly Metrics for October 2019

BEDMINSTER, N.J., November 11, 2019/PRNewswire/ -- GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN” or “the Company”) today reported certain operating metrics for the month of October 2019.

	Oct-19	Sept-19	Oct-18	Sequential Change	Year-over-year change
Retail Segment
OTC Trading Volume(1)	$171.9	$151.5	$231.2	13.5%	(25.6)%
OTC Average Daily Volume	$7.5	$7.2	$10.1	4.2%	(25.7)%
12 Month Trailing Active OTC Accounts(2)	120,807	118,751	127,054	1.7%	(4.9)%
3 Month Trailing Active OTC Accounts(2)	74,461	72,909	70,225	2.1%	6.0%

Futures Segment
Number of Futures Contracts	594,021	603,382	814,345	(1.6)%	(27.1)%
Futures Average Daily Contracts	25,827	30,169	35,406	(14.4)%	(27.1)%
12 Month Trailing Active Futures Accounts(2)	7,289	7,406	7,806	(1.6)%	(6.6)%

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All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 Accounts that executed a transaction during the relevant period.

Historical metrics and financial information can be found on the Company's investor relations website http://ir.gaincapital.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of GAIN's financial performance. GAIN undertakes no obligation to publicly update or review previously reported operating data.

About GAIN

GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities. GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212-704-8164
pr@gaincapital.com